UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11588	38-3042953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	4823
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Saga Communications, Inc. (“Annual Meeting”) was held on May 9, 2016.

At the Annual Meeting, the stockholders voted on the following matters:

(1) The six nominees for election as directors for the ensuing year, and until their successors are elected and qualified, received the following votes:

Name	For	Withheld	Broker Non-Votes

Clarke R. Brown, Jr.	11,615,989	1,774,471	115,481

Edward K. Christian	12,701,003	689,457	115,481

Timothy J. Clarke	12,544,999	845,461	115,481

Roy F. Coppedge, III*	3,954,422	787,478	115,481

David B. Stephens*	3,954,422	787,478	115,481

Gary Stevens	11,615,987	1,774,473	115,481

____________

*	Elected by the holders of Class A Common Stock.

(2) The proposal to ratify the appointment by the Board of Directors of UHY LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2016 was approved with 13,483,899 votes cast for, 20,241 votes cast against and 1,801 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.

Dated: May 9, 2016	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and Chief Financial Officer